                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 43 to the Registration Statement (File Nos. 33-7638 and 811-4777) (the "Registration Statement") of MFS(R) Series Trust I (the "Trust"), of my opinion dated May 30, 2000, appearing in Post-Effective Amendment No. 36 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on May 31, 2000.





                                        JAMES R. BORDEWICK, JR.
                                        ---------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
December 24, 2003